UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 20, 2016

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 17th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 309-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2016, Hill International, Inc. (the “Company”) and its subsidiary Hill International N.V. (“Hill N.V.” and, collectively with the Company, the “Sellers”) entered into a Stock Purchase Agreement (the “Agreement”) with Liberty Mergeco, Inc. (the “US Purchaser”) and Liberty Bidco UK Limited (the “UK Purchaser” and, collectively with the US Purchaser, the “Purchasers”) pursuant to which Purchasers will acquire the construction claims group of the Company (the “Claims Group”) by the US Purchaser’s acquisition of all of the stock of Hill International Consulting, Inc. from the Company and the UK Purchaser’s acquisition of all of the stock of Hill International Consulting B.V. from Hill N.V. for a total purchase price of $147.0 million (the “Purchase Price”).  The closing (“Closing”) is anticipated to occur on a date within the first quarter of 2017 but no later than May 31, 2017 (the “Closing Date”).  The Purchasers are companies controlled by funds managed by Bridgepoint Development Capital, part of international private equity group Bridgepoint.  Any capitalized terms that are not defined herein shall have the same meaning as set forth in the Agreement, a copy of which is attached as Exhibit 2.1.

The Purchase Price is $147.0 million, which amount will be reduced by Assumed Indebtedness (which was approximately $4.0 million as of November 30, 2016) and is subject to a Working Capital Adjustment.  The Purchase Price includes an amount attributable to the acquisition of a series of inter-company promissory notes, which are being acquired for the amount of principal and accrued but unpaid interest outstanding thereunder at the Closing.  The Working Capital Adjustment will be equal to the amount that working capital at Closing exceeds (or is less than) the Target Working Capital, which has been set at $35.4 million. The Working Capital Adjustment will be supported by a working capital escrow of $5.0 million in cash, which will be funded by the Sellers with cash distributed from the Claims Group in connection with Closing.

Prior to the Closing, there will be an internal reorganization of the Company and its subsidiaries to complete the separation of the Claims Group from the Project Management Group of the Company and its subsidiaries (the “Seller Reorganization”).  Consummation of the Seller Reorganization is a closing condition to the Agreement, except to the extent set forth in the Agreement or as otherwise agreed by the parties.  In addition to the Seller Reorganization closing condition, the Closing is subject to various other conditions, including (1) receipt by the Purchasers of a statement of no objection from the Australian Government’s Foreign Investment Review Board, (2) the representations and warranties of Purchasers and Sellers not ceasing to be true and accurate to an extent which has had or reasonably could have a Material Adverse Effect, and (3) certain other conditions customary to a transaction of this type.  The Closing is not subject to a financing condition.

The Agreement includes customary representations and warranties and covenants of the Sellers and the Purchasers.  The Sellers have agreed to operate the Business in the ordinary course until the Closing.  For 5 years from the date of the Agreement, the Sellers have agreed not to (1) to compete with the Claims Group within the Restricted Jurisdictions, (2) solicit employees of the Claims Group and (3) solicit Business away from the Claims Group or interfere with the Business of the Claims Group, provided that Sellers may provide certain incidental claims management services as set forth in the Agreement. Sellers also have agreed to confidentiality and non-disparagement obligations. For 18 months, the Purchasers have agreed not to solicit employees of the Sellers.  Purchasers also have agreed to non-disparagement obligations.

The Agreement provides for indemnification of Sellers and Buyers.  The Sellers’ representations and warranties survive the Closing for a period a 12 months following the Closing, provided that certain Fundamental Representations (those regarding organization and authority, capitalization, subsidiaries, tax matters, employee benefit plans, the Seller Reorganization, and brokers) shall survive for the applicable statute of limitations.  In addition to breaches of representations and warranties, the Sellers have agreed to indemnify the Purchasers from Losses relating to (i) breaches of covenants, (ii) failure to identify items of Indebtedness and failure to pay Indebtedness, other than Assumed Indebtedness, at Closing, (iii) Liens other than Permitted Liens, (iv) unpaid taxes arising out of pre-Closing Tax Periods and certain other taxes, (v) certain Losses incurred on or before December 31, 2019 relating to the Seller Reorganization, and (vi) certain matters identified in due diligence.  The Sellers are not liable for any claims for indemnification arising out of or relating to the breach of any non-Fundamental Representations until the Losses relating to such claims exceed a deductible of $1,500,000, and only to the extent the Losses exceed the deductible.  In addition, the Sellers are not liable for any such Loss or series of Losses that do not exceed a mini-basket of $50,000 (Losses below such amount will not count towards the deductible).  There is a cap on liability for such Losses of $7,500,000.  The aggregate liability of Sellers for indemnification may not exceed the Base Price, subject to certain other limitations on liability.  Cash or a letter of credit in the amount of $3,750,000 will be deposited into escrow in order to secure certain of the Sellers’ indemnification obligations for 12 months following Closing.

The description of the terms of the Agreement set forth herein is qualified in its entirety by the Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Agreement has been attached as an exhibit to this Current Report solely to provide investors with information regarding its terms and is not intended to modify or supplement any factual disclosures about the Sellers in the Company’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The representations, warranties and covenants contained in the Agreement were made only for the purposes of the Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Agreement. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by the Company’s stockholders.  None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Sellers, the Claims Group or any of their respective subsidiaries or affiliates. The Agreement and this summary are not intended to modify or supplement any factual disclosures about the Company, and should not be relied upon as disclosure about the Company without consideration of the periodic and current reports and statements that the Company files with the Securities and Exchange Commission. Factual disclosures about the Company contained in public reports filed with the SEC may supplement, update or modify the factual disclosures contained in the Agreement.

Item 2.02 Results of Operations and Financial Condition.

On December 20, 2016, the Company issued a press release relating the Agreement and containing certain historical financial information regarding the Claims Group.  A copy of the press release is being furnished as Exhibit 99.1 to this Report.

Item 7.01 Regulation FD Disclosure

On December 20, 2016, the Company issued a press release relating the Agreement and containing certain historical financial information regarding the Claims Group.  A copy of the press release is being furnished as Exhibit 99.1 to this Report.

Forward-Looking Statements

Certain statements contained in this Current Report may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby.  Except for historical information, the matters set forth herein including, but not limited to, any projections of revenues, earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties.  Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.  Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements include the possibility that various closing conditions for the sale of the Claims Group may not be satisfied or waived, that there may be adverse effects or disruption from the sale that negatively impact Hill’s remaining business or other risks as well as the other factors which are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog may not be fully realized as revenue and our expenses may be higher than anticipated.  We do not intend, and undertake no obligation, to update any forward-looking statement, except as required by law.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
2.1	Stock Purchase Agreement, dated December 20, 2016 among Hill International, Inc., Hill International N.V., Liberty Mergeco, Inc. and Liberty Bidco UK Limited.
99.1	Press Release, dated December 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ William H. Dengler, Jr.
	Name:	William H. Dengler, Jr.
Dated: December 20, 2016	Title:	Executive Vice President and General Counsel